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                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the Caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Terayon Communication Systems, Inc. for the registration of 534,487 shares of its common stock and to the incorporation by reference therein of our report dated September 1, 2000, with respect to the financial statements of Mainsail Networks, Inc. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K/A filed on October 18, 2000 with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
January 10, 2001